UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): December 29, 2015

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana                001-34279             72-1147390
(State of incorporation)         (Commission File Number)    (IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas      77084
(Address of principal executive offices)             (Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Explanatory Note

On January 4, 2016, Gulf Island Fabrication, Inc. (the “Company”) filed a Current Report on Form 8-K to report the completion of the acquisition of substantially all of the assets and assumption of certain specified liabilities of LEEVAC Shipyards, LLC and its affiliates, LEEVAC Shipyards Lake Charles, LLC; LEEVAC Shipyards Jennings, LLC; LEEVAC Shipbuilders, LLC; LEEVAC Shipyard Properties, LLC; LEEVAC Shipyards Houma, LLC; LEEVAC Design Services, LLC; and Workforce One, LLC (collectively, “LEEVAC”) pursuant to the Asset Purchase Agreement, dated as of December 23, 2015, by and among Gulf Island Shipyards, LLC, LEEVAC and Christian G. Vaccari, Cari Investment Co., LLC, and for the limited purposes set forth in the Asset Purchase Agreement, Christian Vaccari 2012 Family Trust No. 1. Following the acquisition, management for the Company completed a review of the historical financial statements of LEEVAC and determined that disclosure of financial statements and pro forma financial information with respect to LEEVAC is not required by Item 9.01 of Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche President and Chief Executive Officer

Dated: March 15, 2016